EXHIBIT B
Directors and Executive Officers of Cementia Holding A.G.
     The name, residence of business address, citizenship and present principal occupation or employment of Cementia’s directors and executive officers, and the name, and principal business of the corporation (if other than Cementia) in which such employment is conducted, are as follows:
Jean-Charles Blatz
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Executive Vice-President, Aggregates and Concrete of Lafarge S.A.
Chairman of the Board
Xavier Gros
Nüschelerstrasse 45
Zürich, 8001, Switzerland
French citizen
Director of Cementia
Gilles Huline
Nüschelerstrasse 45
Zürich, 8001, Switzerland
French citizen
Director of Cementia
Bruno Lafont
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Chief Executive Officer and Director of Lafarge S.A.
Director of Cementia
Michel Rose
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Chief Executive Officer of Lafarge S.A.
Managing Director of Cementia

B-1